Exhibit 10.13

Employment Contract

(Full-time)

Name of Party A (Employer): Suzhou Connect Biopharmaceuticals, Ltd.

Address: No. 6 West Beijing Road, Taicang Economic Development Area

Legal Representative (or Main Person in Charge): WUBIN PAN

Name of Party B (Employee): Lei Sun                     Gender: Male

[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851966705

Prepared and Printed by Taicang Municipal Labor and Social Security Bureau

In accordance with the “Labor Law of the People’s Republic of China”, the “Labor Contract Law of the People’s Republic of China” and the provisions of relevant laws and regulations, based on equality, voluntariness, fairness, justice, negotiated consensus and good faith, both parties sign this Contract for mutual observance of the terms listed in this Contract.

1.	Term of Employment Contract

Party A and Party B agree to determine the “term of employment contract” according to the Method A as listed below:

A.	Fixed term employment contract, from January 2, 2020 to January 1, 2023, with a probation period of / month(s).

B.	Non-fixed term employment contract, starting from , with a probation period from to .

C.	The time required for completion of / work task is the term of employment contract, from to the date of completion of this work task (i.e., the date of termination of employment contract).

2.	Work Contents and Work Posts

(1) According to the requirements of Party A, after negotiation, Party B is engaged in the work of Vice President & Biological Products, CMC Principal. Based on the principle of rationality and integrity, Party A may change Party B’s work posts according to work needs and the results of Party B’s performance appraisal, and Party B shall obey Party A’s arrangements.

(2) According to Party A’s business needs and Party B’s work performance, Party A shall have the right to adjust Party B’s work posts, work tasks, and corresponding wage and treatment.

(3) Party B’s work place is in Taicang City.

3.	Working Hours and Rest and Vacation

(1) Party B’s post shall implement the following working hour system (A):

A. Standard working hour system B. Irregular working hour system C. Comprehensive working hour system.

(2) If the standard working hour system is implemented, Party A shall arrange for Party B to work no more than 8 hours per day and no more than 40 hours per week averagely, and ensure that Party B has at least one rest day every week; if the comprehensive working hours system is implemented, the average daily and average weekly working hours shall not exceed the legal standard working hours; if the irregular working system is implemented, the work, rest, and vacation shall be arranged by Party B on its own under the condition that the completion of Party A’s work tasks is guaranteed.

(3) Party B shall enjoy legal holidays according to law.

(4) If Party A needs to arrange for Party B to extend working hours or work overtime during the festivals or holidays, Party A shall arrange for Party B to take equal time for compensatory leave in accordance with relevant regulations or pay overtime wages according to law.

4.	Labor Remuneration

(1) If Party B provides normal labor during the legal working hours or the working hours as stipulated in the employment contract, Party A shall pay Party B’s wage in accordance with the wage standard as agreed in the employment contract, which shall not be lower than the minimum local wage standard.

(2) Party A shall calculate and pay Party B’s wage from the date of establishment of labor relations with Party B. The wage shall be paid according to the (1st) form as listed below:

a. The time-rate wage system is implemented. The basic monthly wage before tax is RMB 100,000/month, with a post allowance of RMB 10,000/month and other various subsidies of RMB 65,000/month.

Party A shall withhold and pay corresponding social welfare and income tax from Party B’s wage or bonus in accordance with the law.

Other various subsidies shall include but shall not be limited to: confidentiality and non-competition fees, employee commuting expenses, summer high temperature fees, labor insurance fees, meal subsidies, telephone subsidies, bath & haircut fees, and housing subsidies, etc.

b. The piece-rate wage system is implemented. It shall be implemented according to the piece-rate quota and the piece-rate unit price determined by Party A and the labor union or employee representatives through equal negotiation and announced to Party B. The monthly wage calculated in this way shall not be lower than the minimum local wage standard.

(3) Party A shall promise that the 10th day of each month will be the pay day.

(4) Party B shall enjoy legal holidays in accordance with the law, and Party A shall treat it as if Party B has provided normal labor and pay wages.

5.	Labor Discipline

(1) Party B shall strictly abide by various rules and regulations formulated by Party A in accordance with the law. If there is a violation of labor discipline, Party A shall have the right to impose disciplinary sanctions on Party B until the termination of this Contract in accordance with relevant national provisions and Party A’s system. If Party B causes economic losses to Party A, Party A shall have the right to require Party B to pay economic compensation in accordance with the company’s relevant rules and regulations.

(2) Party A may modify and supplement the relevant systems according to needs at any time. Once the systems are officially released, Party B shall comply with them together.

(3) It is strictly forbidden to have any form of part-time work without Party A’s authorization, and all incomes from the operations and services within the scope of work and working hours shall belong to Party A.

6.	Social Insurances

(1) Both parties shall participate in social insurances in accordance with the law and pay various social insurance fees on time, of which the part that should be paid by Party B in accordance with the law shall be withheld and paid by Party A from Party B’s wage and remuneration.

(2) Party A shall publicize the payment of various social insurance fees for Party B. Party B shall have the right to inquire of Party A about the payment status of various social insurance fees, and Party A shall provide assistance.

(3) If Party B has a work-related accident, Party A shall be responsible for timely treatment, and within the specified time, apply for work-related injury recognition to the labor and social security administrative department, handle labor capacity appraisal for Party B in accordance with the law, and perform necessary obligations for Party B’s enjoying work-related injury medical treatment.

7.	Labor Protection, Labor Conditions and Occupational Hazard Protection

(1) Party A shall establish and improve the production processes, operating procedures, work specifications, labor safety and health systems and their standards, and Party B shall strictly abide by the relevant operating procedures and safety systems.

(2) Party A shall provide Party B with the labor conditions and a safe and healthy working environment that comply with national provisions, and provide Party B with labor protection equipment in accordance with the characteristics of the company’s production and operation and relevant provisions. Party B shall wear protective equipment in strict accordance with the requirements.

(3) Party A shall provide Party B with the necessary education and training on occupational technology, safety and health, rules and regulations, etc., and Party B shall seriously participate in the various necessary education and training organized by Party A.

(4) Party A shall fulfill its obligation to inform Party B of the posts that may cause occupational disease hazards, and shall do a good job in preventing occupational hazards during the labor process. For those engaged in the operations exposed to occupational disease hazards, Party A must conduct occupational health inspections before Party B leaves the post.

8.	Change of Employment Contract

(1) If the laws, administrative regulations, and rules on which this Contract is based have changed, the relevant contents of this Contract shall also be changed.

(2) If there is any major change in the objective circumstances on which this Contract is based, which makes this Contract unable to be performed, the relevant contents of this

Contract may be changed with the consent of both parties after negotiation.

9.	Dispute Resolution and Legal Effect [seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851966705

(1) If a labor dispute arises between Party A and Party B due to the performance of this Contract, it may be resolved through negotiation. If they are unwilling to negotiate or fail to negotiate, they may submit a written application to the labor dispute arbitration committee within one year from the date when the labor dispute arises. If they are dissatisfied with any arbitration award, they may file a lawsuit with the people’s court within 15 days from the date of receiving the arbitration award.

(2) During the term of the employment contract, if Party B’s household registration address, current residence address, contact information, etc. have undergone major changes, Party B shall notify Party A in a timely manner so that Party B may be contacted easily.

(3) The matters not covered in this Contract shall be implemented in accordance with the relevant national provisions. If there are no national provisions, they shall be resolved through equal negotiation between both parties.

(4) If this Contract needs to be written in both Chinese and foreign languages, in the event of any inconsistency in the contents, the Chinese version shall prevail.

(5) This Contract shall be made in duplicate. The employment contract shall take effect after being signed or sealed by both parties, and both parties shall hold one copy respectively.

(6) If Party A and Party B apply for employment contract verification voluntarily, they shall submit it to the labor security administrative department within 30 days from the date of signing the employment contract.

10.	Other Matters and Other Terms Needing to Be Agreed by Both Parties

(1) Party B shall promise that when Party A signs this Contract, Party B has terminated the employment contract with the unit for which it had worked before signing the contract, and any economic and legal liabilities of Party B in the original unit shall have nothing to do with Party A.

(2) Party B shall guarantee the authenticity of the contents of all materials that it has provided at the time of applying for employment. If Party A finds that Party B has provided false application materials within the term of the employment contract, Party A shall have the right to terminate the employment contract immediately, without paying Party B any economic compensation.

(3) Without obtaining Party A’s consent and fulfilling the necessary procedures, Party B shall not resign arbitrarily, otherwise it shall pay Party A one month’s wage at the time of resignation as liquidated damages and compensate Party A for the economic losses caused thereby.

(4) The matters not covered in this Contract shall be separately resolved by both parties through negotiation.

(5) Party A’s various rules and regulations (including the rules and regulations that have been successively formulated, released, and implemented by Party A after the signing of this Contract) shall be an integral part of this Contract. With the continuous establishment and improvement of Party A’s various systems, the relevant contents and terms of this Contract shall also be changed accordingly.

(6) The agreements such as the Confidentiality and Intellectual Property & Invention Transfer Agreement, etc. signed between Party A and Party B shall also serve as the appendices to this Contract and have the same legal effect. Party A shall have the right to modify and change the contents of the above-mentioned appendices according to the needs of business development.

(7) Party B shall be entitled to 127,055 shares of the company’s stock options, which shall be executed in accordance with the “Connect Biopharma Holdings Limited 2019 Stock Incentive Plan”. The current exercise price is USD 0.55 per share. After the employee has worked at Connect for 12 months, 25% of all options granted will be partially mature. Subsequently, after a month of work, 1/48 of all options granted will be partially mature; after 48 months of work, all options granted will be 100% mature.

(8) The admission notice signed by both parties shall serve as an appendix to this Contract.

(9) If there are the matters not covered in this Contract, or the provisions of this Contract are inconsistent with the relevant provisions of the state or the government where Party A is located in the future, they shall be implemented in accordance with the relevant provisions of the state and the government where Party A is located.

(10)    This Contract shall take effect from the date when it is signed by both parties.

This Contract has been served on Party B on      (month)      (day),      (year), with the confirmer’s signature:                 .

Party A: Suzhou Connect Biopharmaceuticals, Ltd.	Party B’s Signature: /s/ Lei Sun
Legal Representative’s Signature:
or Authorized Agent’s Signature:	Signing Date:
Sealing Date:
[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851966705

Seal of Verification Authority:
Signature of Verifier:	Date of Verification:

[seal:] Suzhou Connect Biopharmaceuticals, Ltd. 3205851966705